UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Calavo Growers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Calavo Growers, Inc. to Provide General Business Update at 2024 Annual Meeting of Shareholders

SANTA PAULA, Calif., April 22, 2024 (GLOBE NEWSWIRE) — Calavo Growers, Inc. (Nasdaq: CVGW) (“Calavo” or the “Company”), a global avocado industry leader and provider of convenient, ready-to-eat fresh food, announced today that following the formal business of the 2024 annual shareholder meeting (the “Annual Meeting”), the Company will provide a general business update.

The Annual Meeting will be held at 1:00 p.m. Pacific Time on Wednesday, April 24, 2024. Holders of record at the close of business on February 26, 2024, will be entitled to participate, submit questions and vote at the Annual Meeting by following the instructions available on the virtual meeting website at www.virtualshareholdermeeting.com/CVGW2024 and using the 16-digit control number included in their proxy materials.

Non-shareholders may attend the Annual Meeting as a guest but will not have the option to vote any shares or to ask questions during the virtual meeting.

About Calavo Growers, Inc.

Calavo Growers, Inc. (Nasdaq: CVGW) is a global leader in high quality produce, including avocados, tomatoes and papayas, and a pioneer of healthy fresh-cut fruit, vegetables and prepared foods. Calavo products are sold under the trusted Calavo brand name, proprietary sub-brands, private label and store brands. Founded in 1924, Calavo has a rich culture of innovation, sustainable practices and market growth. The Company serves retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. Calavo is headquartered in Santa Paula, California, with processing plants and packing facilities throughout the U.S. and Mexico. Learn more about The Family of Fresh™ at calavo.com.

Investor Contact

Julie Kegley, Senior Vice President
Financial Profiles, Inc.
calavo@finprofiles.com
310-622-8246

This communication may be deemed to be solicitation material in respect of the Annual Meeting of the Company. On February 28, 2024, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “Commission”) in connection with the Annual Meeting. SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE

PROPOSALS TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the investor relations section of the Company’s website at ir.calavo.com. Shareholders may also write to the Company at the following email address to request copies of these materials: 2024proxy@calavo.com. The Company, its directors and certain of its officers will be participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, is set forth in the definitive proxy statement for the Annual Meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.